Articles Of Amendment

To The

Articles Of Incorporation

Of

Calvin Exploration Company, Inc.

Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment and Articles of Incorporation:

FIRST:

The name of the corporation is Calvin Exploration Company, Inc.

SECOND:

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 15, 1977, in the manner prescribed by the Colorado Corporation Act:

Article I of the Articles of Incorporation of Calvin Exploration Company, Inc. is hereby amended as follows:

Article I

The name of the corporation shall be Calvin Exploration, Inc.

THIRD:

the number of shares of the corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

FOURTH:

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class

Number of Shares

$.01 par value common stock

1,000

FIFTH:

The number of shares voting for the amendment was 1,000 and the number voting against the amendment was -0-.

SIXTH:

The manner in which the exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

No Change.

SEVENTH:

The manner in which such amendment effects a change in the amount of stated capital, is as follows:

No Change.

Dated this 16th day of December, 1977.

The Articles of Incorporation are amended in their entirety to read as follows:

FIRST:

The name of the corporation is CALVIN EXPLORATION, INC.

SECOND:

The corporation shall have perpetual existence.

THIRD:

(a) The purpose for which the corporation is organized shall be the transaction of any and all lawful business for which corporations may be incorporated under the laws of Colorado.

(b) The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado and may do everything necessary, suitable or proper for the accomplishment of its corporate purposes.

FOURTH:

The total number of shares of stock which the corporation shall have authority to issue is 22,000,000 shares, consisting of 20,000,000 shares of common stock having a par value of $.01 per share (the “common shares”) and 2,000,000 shares of preferred stock having a par value of $.01 per share (the “preferred shares”) with such designations, preferences, limitations and relative rights with respect to the common shares, as are set forth below:

Preferred Shares

(1) Issuance in series. The board of directors is authorized, subject to limitations prescribed by law and to the provisions of this Article FOURTH, to provide for the issuance of the preferred shares in series and, by filing a statement pursuant to the Colorado Corporation Code, to establish the number of shares to be included in each such series and to fix the designation, rights, preferences and limitations of the shares of each such series. The authority of the board of directors with respect to each series shall, to the extent allowed by such code, include the authority to establish and fix the following:

(a) The number of shares initially constituting the series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, the time of payment of such dividends, whether or not such dividends shall be cumulative, and if cumulative, the date from which such dividends shall be cumulative;

(c) Whether or not the shares of that series shall be redeemable, and, if so, the price at and the terms and conditions upon which such shares shall be redeemable;

(d) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking funds;

(e) The rights and preferences of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(f) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

(g) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision, if any, for adjustment of the conversion rate and for payment of additional amounts by holders of preferred shares of that series upon exercise of such conversion privileges.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the board of directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series.

The board of directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of preferred shares, but in all other respects the shares of each series shall be of equal rank with each other, regardless of series. All preferred shares of any one series shall be identical with each other in all respects, except as to the dates from which dividends shall be cumulative.

(2) Dividend rights, the holders of the preferred shares of each series shall be entitled to receive, when, as and if declared by the board of directors in its discretion, but only out of funds lawfully available for dividends under the laws of Colorado, cumulative, non-cumulative, or partially cumulative dividends at the annual rate and upon the dates fixed by the board of directors. Such dividends shall be payable in cash at intervals determined by the board of directors, but not less frequently than annually, and, shall accrue, if cumulative or partially cumulative, whether or not earned or declared, from the date or dates fixed by the board of directors. Full dividends on the preferred shares of all series for all past periods and for the then current dividend period shall be paid, or shall be declared and a sum sufficient for the payment thereof be set apart, before any dividends may be declared or paid upon or set apart for, or before any other distribution (other than in junior stock) may be declared or made in respect of, the common shares or any other class of stock ranking junior to the preferred shares as to dividends or on liquidation (such common and other shares so ranking junior to the preferred shares being referred to herein as “junior stock”).

No dividends shall be declared on any series of preferred shares in respect of any dividend period unless there shall likewise be or have been declared on all shares of preferred shares of each other series at the time outstanding like dividends for all dividend periods coinciding with or ending before such dividend period, ratably in proportion to the respective annual dividend rates fixed therefore as hereinbefore provided. Accruals of dividends shall not bear interest.

So long as any preferred are outstanding, the corporation shall not declare and set apart for payment or pay any dividends (other than dividends payable in junior stock) or make any distribution on any junior stock, or redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any junior stock if at the time of making such declaration, payment distribution, redemption, purchase or acquisition the corporation shall be in default with respect to any dividend payable on or any obligation to redeem or retire preferred shares. Notwithstanding the foregoing, however, the corporation may at any time (a) redeem, purchase, or otherwise acquire junior stock in exchange for, or out of the net cash proceeds from the sale of, other shares of junior stock or (b) acquire junior stock which is held by firms or corporations acquired by the corporation (whether such latter acquisition occurs through merger, consolidation, purchase of assets, exchange of securities or otherwise).

(3) Redemption. The corporation, on the sole authority of the board of directors, may at its option redeem all or any part of any series of the preferred shares at the time outstanding, on the terms (including redemption price), in such manner and upon such notice as shall be determined by the board of directors. No such redemption shall be made, however, unless all dividends accrued to the redemption date on all series are paid. If less than all of the preferred shares of any series is to be redeemed, the redemption shall be in such amount and by such method, whether by lot or pro rata, and subject to such other provisions, as may from time to time be determined by the board of directors. Notwithstanding the foregoing, no preferred shares shall be redeemed at a price exceeding 150% of their issuance price as determined by the board of directors at the time of issuance.

Preferred shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) shall have the status of authorized and un-issued preferred shares and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of preferred shares to be created by resolution of the board of directors or as part of any other series of preferred shares.

(4)

Rights on liquidation.

In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the preferred shares then outstanding shall be entitled to receive the amount per share theretofore fixed by the board of directors for the various series before any payment or distribution of the assets of the corporation is made to or set apart for the holders of junior stock.  Notwithstanding the foregoing, such preference payment with respect to each preferred share shall not exceed (a) 200% of its issuance price, as determined by the board of directors at the time of issuance, if the liquidation, dissolution or winding up is voluntary, or (b) 150% of such issuance price if the liquidation, dissolution or winding up is involuntary, plus in either case an amount equal to all dividends thereon accrued and unpaid.

If the assets of the corporation distributable to the holders of the preferred shares are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of the preferred shares of all series, in accordance with the amounts which would be payable on such distribution if all sums payable were discharged in full.  After payment in full of the preferential amounts required to be paid to the holders of the preferred shares then outstanding, the holders of junior stock shall be entitled, to the exclusion of the holders of preferred shares, to share in all remaining assets of the corporation in accordance with their respective interests.

For purposes if this Article FOURTH any statement filed pursuant to law and setting forth the designation, description and terms of any series of preferred shares, the voluntary sale, lease, exchange, or transfer (for cash, securities, or other consideration) of all or substantially all of the corporation’s property or assets to, or its consolidation or merger with, any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the corporation, voluntary or involuntary.

(5)

Voting rights.

(a)  Except as otherwise provided by the laws of Colorado or by the board of directors acting pursuant to the authority set forth in Article FOURTH (1)(f), the holders of the preferred shares of all series, voting together as one class with the holders of common shares(and any other shares of capital stock of the corporation at the time entitled to vote), shall have the right to vote at all meetings of the shareholders in respect to any matter upon which the vote of the shareholders is required, including (without limitation) the election of directors, on the basis of one vote for each preferred share held.

(b) Except as otherwise provided by the laws of Colorado or acting pursuant to the authority set forth in Article FOURTH (1)(f) hereof, so long as any [referred shares are outstanding the corporation shall not:

(i) Without the affirmative vote or written consent of the holders of at least 50% of the then outstanding preferred shares, voting separately as a class without regard to series, (A) create any class of stock ranking prior to the preferred shares as to dividends or upon liquidation, or increase the authorized number of shares of any such class of stock or (B) alter or change any of the provisions hereof so as adversely to affect the preferences, special rights or powers given to the preferred shares or (C) increase the number of authorized preferred shares.

(ii) Without the affirmative vote or written consent of at least 50% of the then outstanding shares of any series of preferred shares, the holders of such series voting separately as a series, alter or change any of the provisions hereof or in the resolution adopted by the board of directors providing for the issue of such series so as adversely to affect the preferences, special rights or powers given to such series.

(6) Conversion rights. The holders of the preferred shares shall have such rights , if any, to convert their shares into any other class or series of stock at such price or prices or at such rates of exchange and with such adjustments as shall be determined by the board of directors. Preferred shares so converted shall have the status of authorized and un-issued preferred shares and may be reissued as part of the series of which they were originally a part  or may be reclassified and reissued as part of a new series of preferred shares to be created by resolution of the board of directors or as part or any other series of preferred shares.

General Provisions

(a) Subject to the foregoing provisions, such dividends (either in cash, stock, or otherwise) as may be determined by the board of directors may be declared and paid on the common shares from time to time in accordance with the laws of Colorado; and the preferred shares shall not be entitled to participate in any such dividends whether payable in cash, stock or otherwise.

(b) Each record holder of common shares (and, to the extent, if any, provided by the laws of Colorado or by the board of directors acting pursuant to the authority set forth in Article FOURTH (1)(f), each record holder of preferred shares) shall have one vote for each share standing in his name on the books of the corporation and entitled to vote, except that in the election of directors he shall have the right, subject to the other provisions of this Article FOURTH, to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

(c) At all meetings of shareholders one-third of the shares entitled to vote at such meetings, represented in person or by proxy, shall constitute a quorum. A majority of the shares represented at any meeting at which a quorum is present shall be sufficient for the transaction of business, unless the laws of Colorado or these articles of incorporation require a greater number.

(d) No shareholder shall have any preemptive rights to subscribe for any additional shares of stock, or for other securities, of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

(e) The board of directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation a portion of its assets in cash or property, subject to any limitations imposed by the laws of Colorado.

FIFTH:

The corporation shall have the right to indemnify any person to the fullest extent allowed by the laws of Colorado, except as limited by the bylaws of the corporation from time to time in effect.

SIXTH:

The number of Directors shall be fixed in the manner provided in the Bylaws. Four directors shall constitute the initial board and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and have qualified are:

Don G. Calvin

5660 South Syracuse circle

Plaza N. Building

Englewood, Colorado  80110

Merleyn Calvin

5660 South Syracuse Circle

Plaza N. Building

Englewood, Colorado  80110

Dean R. Calvin

5660 South Syracuse Circle

Plaza N. Building

Englewood, Colorado  80110

Gary Wilkins

5660 South Syracuse Circle

Plaza N. Building

Englewood, Colorado  80110

End Of Amendment